HAGERTY Q4 2024 | 3 2024 OUTLOOK (AS OF 3/12/24)* 2024 RESULTS Total Revenue Growth 15% - 17% +20% Written Premium Growth 13% - 14% +15% Significantly improve profitability1: Net Income $61M - $70M $78M (+178%) Adjusted EBITDA2 $124M - $135M $124M (+41%) * Hagerty shared the initial 2024 Outlook on the fourth quarter 2023 earnings call on March 12, 2024. 1 Profit metrics impacted by $27 million of pre-tax losses from Hurricanes Helene and Milton. 2 See Appendix for additional information regarding this non-GAAP financial measure.

$245 $292 $34 $89 $147 $78 $20 $168 $1,000 $1,200 $532 $643 $133 $103 $366 $423 15% 16% 68% 30% 14% 21% Growth Growth 2023 2024 2023 2024 19% growth 20% growth

$(32) $9 $8 Q4 2022 Q4 2023 Q4 2024 $(2) $10 $20 Q4 2022 Q4 2023 Q4 2024

$(2) $88 $124 $2 $28 $78

HAGERTY Q4 2024 | 11 IN THOUSANDS 2024 RESULTS 2025 OUTLOOK ($) 2025 OUTLOOK (%) LOW END HIGH END LOW END HIGH END Total Written Premium $1,044,492 $1,180,000 $1,191,000 13% 14% Total Revenue $1,200,038 $1,344,000 $1,356,000 12% 13% Net Income1 $78,303 $102,000 $110,000 30% 40% Adjusted EBITDA2 $124,473 $150,000 $160,000 21% 29%

2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025E 0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 400,000 450,000

2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 0 100 200 300 400 500 600 To ta l P er ce nt ag e G ro w th To ta l L os s Pe rf or m an ce 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 20 30 40 50 60 70 80 90

2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 0 200 400 600 800 1,000 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 —% 3% 5% 8% 10% 13% 15% 18% 20%

HAGERTY Q4 2024 | 16 0 200,000 400,000 600,000 800,000 1,000,000 1,200,000 1,400,000 1,600,000 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 ~14% ~2% Pre 1981 Vehicle Count Type Total Market (cars, mm) Collectible Vehicles by CohortHagerty Penetration and U.S. Auto Insured Vehicle Count Hagerty Penetration Pre 1981 Vehicles 11.1 14.0% Post 1980 Vehicles 36.7 1.9% Total 47.8 4.7% Post 1980 Vehicle Count

# QUARTERLY KEY PERFORMANCE INDICATORS

| | Q1 2023 | Q2 2023 | Q3 2023 | Q4 2023 | TOTAL 2023 | Q1 2024 | Q2 2024 | Q3 2024 | Q4 2024 | TOTAL 2024 |
|---|---|---|---|---|---|---|---|---|---|---|
| Total Written Premium *(thousands)* | $182,850 | $275,895 | $255,569 | $192,861 | $907,175 | $218,286 | $321,173 | $287,609 | $217,424 | $1,044,492 |
| Hagerty Re Loss Ratio[1] | 41.3% | 42.0% | 41.1% | 41.5% | 41.5% | 41.1% | 41.1% | 60.0% | 42.8% | 46.4% |
| Hagerty Re Combined Ratio[1] | 88.9% | 89.6% | 88.2% | 89.9% | 89.2% | 88.5% | 88.1% | 107.7% | 91.3% | 94.1% |
| New Business Count (Insurance) | 51,762 | 80,140 | 69,691 | 52,793 | 254,386 | 59,286 | 89,049 | 77,418 | 52,803 | 278,556 |
| Total Revenue *(thousands)* | $218,352 | $261,244 | $275,574 | $245,043 | $1,000,213 | $271,708 | $313,225 | $323,374 | $291,731 | $1,200,038 |
| Operating Income (Loss) *(thousands)* | $(16,489) | $17,253 | $16,117 | $(6,473) | $10,408 | $12,224 | $38,067 | $10,089 | $6,038 | $66,418 |
| Net Income (Loss) *(thousands)* | $(15,025) | $15,539 | $18,623 | $9,042 | $28,179 | $8,199 | $42,657 | $19,007 | $8,440 | $78,303 |
| Basic Earnings (Loss) per Share | ($0.03) | $0.03 | $0.04 | $0.14 | $0.19 | ($0.04) | $0.09 | $0.03 | $0.01 | $0.10 |
| Diluted Earnings (Loss) per Share | ($0.03) | $0.03 | $0.04 | $0.03 | $0.09 | ($0.04) | $0.09 | $0.03 | $0.01 | $0.10 |
| Adjusted EBITDA[3] *(thousands)* | $6,705 | $34,367 | $37,377 | $9,713 | $88,162 | $27,327 | $53,113 | $24,165 | $19,868 | $124,473 |
| Adjusted Earnings (Loss) per Share[3] | $(0.04) | $0.05 | $0.05 | $(0.01) | $0.04 | $0.04 | $0.12 | $0.05 | $0.02 | $0.24 |
| Policies in Force[2] | 1,335,008 | 1,365,718 | 1,387,429 | 1,401,037 | 1,401,037 | 1,420,660 | 1,468,612 | 1,494,510 | 1,506,451 | 1,506,451 |
| Policies in Force Retention[2] | 87.9% | 88.0% | 88.2% | 88.7% | 88.7% | 88.7% | 88.7% | 88.8% | 89.0% | 89.0% |
| Vehicles in Force[2] | 2,275,387 | 2,319,953 | 2,356,603 | 2,378,883 | 2,378,883 | 2,411,360 | 2,510,566 | 2,553,589 | 2,576,700 | 2,576,700 |
| HDC Paid Member Count[2] | 767,872 | 791,895 | 806,832 | 815,007 | 815,007 | 830,839 | 853,564 | 867,596 | 875,822 | 875,822 |
| Net Promoter Score[2] | 83 | 83 | 83 | 82 | 82 | 82 | 82 | 82 | 82 | 82 |

[1] Hagerty's Q3 2024 loss ratio and combined ratio of 60.0% and 107.7%, respectively, includes the impact from Hurricane Helene.

[2] Metrics measured as of the end of the period.

[3] See Appendix for additional information regarding these non-GAAP financial measures.

HAGERTY Q4 2024 | 17

$ IN MILLIONS 89 94 107 112 117 127 140 147 152 158 166 168 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 62 96 86 64 75 110 103 78 89 129 116 89 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 16 16 24 21 27 24 33 20 31 27 42 34 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024

IN THOUSANDS Q4 2024 Q4 2023 FY 2024 FY 2023 Net income $8,440 $9,042 $78,303 28,179 Interest and other (income) expense1, 2 (7,863) (7,144) (35,808) (22,821) Income tax expense 5,461 4,591 15,379 16,593 Depreciation and amortization 9,147 10,916 38,905 45,809 EBITDA 15,185 17,405 96,779 67,760 Restructuring, impairment and related charges, net — (45) — 8,812 (Gain) loss related to warrant liabilities, net — (12,962) 8,544 (11,543) Share-based compensation expense 4,339 4,860 17,357 17,729 Gains, losses, and impairments related to divestitures — (99) (87) 4,013 Other unusual items3 344 554 1,880 1,391 Adjusted EBITDA $19,868 $9,713 $124,473 $88,162

IN THOUSANDS (EXCEPT PER SHARE AMOUNTS) Q4 2024 Q4 2023 YTD 2024 YTD 2023 Numerator: Net income available to Class A Common Stockholders1 $1,144 $11,786 $8,900 $15,881 Accretion of Series A Convertible Preferred Stock 1,875 1,839 7,427 3,677 Undistributed earnings allocated to Series A Convertible Preferred Stock 86 946 690 673 Net income (loss) attributable to non-controlling interest 5,335 (5,529) 61,286 7,948 Consolidated net income 8,440 9,042 78,303 28,179 (Gain) loss related to warrant liabilities, net — (12,962) 8,544 (11,543) Adjusted consolidated net income (loss)2 $8,440 $(3,920) $86,847 $16,636 Denominator: Weighted-average shares of Class A Common Stock Outstanding1 90,032 84,588 87,529 84,180 Total potentially dilutive shares outstanding: Non-controlling interest THG units 255,178 255,499 255,178 255,499 Series A Convertible Preferred Stock, on an as-converted basis 6,785 6,785 6,785 6,785 Total unissued share-based compensation awards 7,980 8,385 7,980 8,385 Total warrants outstanding — 19,484 — 19,484 Potentially dilutive shares outstanding 269,943 290,153 269,943 290,153 Fully dilutive shares outstanding2 359,975 374,741 357,472 374,333 Basic Earnings per Share1 $0.01 $0.14 $0.10 $0.19 Adjusted Earnings per Share2 $0.02 $(0.01) $0.24 $0.04

IN THOUSANDS 2025 Low 2025 High Net income $102,000 $110,000 Interest and other (income) expense1, 2 (32,000) (32,000) Income tax expense 21,000 23,000 Depreciation and amortization 39,000 39,000 Share-based compensation expense 20,000 20,000 Adjusted EBITDA $150,000 $160,000